SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549




                                 FORM 8-K



                              Current Report
                    Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported) April 30, 1997
                                                     (April 21, 1997)


                    SPINTEK GAMING TECHNOLOGIES, INC.



                                California
              (State or other jurisdiction of incorporation)

            0-27226                                33-0134
          (Commission                            (IRS Employer
           File Number)                          Identification No.)

        901 B Grier Drive , Las Vegas, Nevada                 89119
       (Address of principal executive offices)            (Zip Code)


     Registrant's telephone number, including area code (702) 263-3660

















         Item 5. Other events

                 On April 21, 1997, Spintek Gaming Technologies, Inc. (the "Company") completed a Regulation S Securities Subscription Agreement ("Agreement") for 1,429 shares its
        4% Series A Preferred Stock ("Stock") in the aggregate amount of $1,429,000 with RBB Bank Aktiengesellschaft ("RBB"), an offshore bank representing investors pursuant to Regulation S promulgated under the Act. The Stock was issued at a discount of 30%, the net proceeds of which, after discount and before expenses, was $1,000,000 to the Company.

                 Each share of Stock ($1,000 face amount), plus any accrued and unpaid dividends, automatically converts into Common Stock of the Company on December 31, 1999; or, at any time commencing forty-five (45) days after the last day on which there is an original issuance of Stock. The conversion price is the average bid price of the Company's Common Stock for the five (5) trading days immediately preceding the date of a notice of conversion from RBB.

                 Expenses included in conjunction with the placement of the Stock totaled $120,000, which consisted solely of commissions. In addition as part of this transaction, the Company modified the automatic conversion date from December 31, 1997 to December 31, 1999 for 6,842 shares of Preferred Stock issued in conjunction with a prior Regulation S Securities Subscription Agreement that was issued to RBB July 16, 1996. The Common Stock to be issued upon exercise of the conversion of the Stock is subject to a Registration Rights Agreement.

                 Copies of the Agreement and related documents are attached herewith as Exhibits as set forth in the table below:

                 Exhibits.
                  1.    REGULATION S SECURITIES SUBSCRIPTION AGREEMENT
                  2.    ESCROW AGREEMENT
                  3.    CONSENT AND ACKNOWLEDGMENT




















                                SIGNATURE

                 Pursuant to the requirements of the Securities
        Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



        Dated:   April 30, 1997


                 SPINTEK GAMING TECHNOLOGIES, INC.

                 By: /s/Robert E. Huggins
                 Robert E. Huggins
                 Its: Chief Financial Officer